Exhibit 10.1

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (“Agreement”) is made and entered into as of April 1, 2014 (“Effective Date”), by and between Ascent Solar Technologies, Inc., a Delaware corporation (“Company”), and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”).
Recitals
A.    The parties desire that, upon the terms and subject to the conditions herein, Purchaser will purchase $3 million in shares of convertible, redeemable Series C Preferred Stock; and
B.    The offer and sale of the Shares provided for herein are being made pursuant to exemption from registration under Section 4(2) of the Act as a transaction by an issuer not involving any public offering, and as a private placement of restricted securities pursuant to Rule 506 of Regulation D.
Agreement
In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:
I.    Definitions. In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined herein have the meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit 1.
II.    Purchase and Sale.
A.    Purchase Amount. Subject to the terms and conditions herein and the satisfaction of the conditions to Closing set forth below, Company hereby agrees to sell to Purchaser, and Purchaser hereby irrevocably agrees to purchase an aggregate of 300 shares of Series C Preferred Stock (“Preferred Shares”) of Company at $10,000.00 per Preferred Share, for the aggregate sum of $3,000,000.00 (“Purchase Amount”).
B.    Deliveries. The following documents will be fully executed and delivered on the Effective Date:
1.    This Agreement;
2.    Certificate of Designations, in the form attached hereto as Exhibit 2, as filed with and accepted by the Secretary of State of the State of Delaware;
3.    Transfer Agent Instructions, in the form attached hereto as Exhibit 3.
4.    Legal Opinion, in the form attached hereto as Exhibit 4;
5.    Officer’s Certificate, in the form attached hereto as Exhibit 5;
6.    Secretary’s Certificate, in the form attached hereto as Exhibit 6;
7.    Voting Agreement, in the form attached hereto as Exhibit 7; and
8.    A stock certificate representing 300 Series C Preferred Shares to Purchaser.

C.    Conditions. Notwithstanding any other provision, as a condition precedent to effectiveness of this Agreement, all of the following conditions must be satisfied on the Effective Date:
1.    All documents, instruments and other writings required to be delivered by Company to Purchaser pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in Section II.B above;
2.    The Common Stock is listed for and currently trading on the same or higher Trading Market and, subject to Section IV.L below, Company is in compliance with all requirements to maintain listing on the Trading Market, and there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such Trading Market;
3.    The representations and warranties of Company and Purchaser set forth in this Agreement are true and correct in all material respects as if made on such date;
4.    No material breach or default has occurred under any Transaction Document or any other agreement between Company and Purchaser;
5.    Company has the number of duly authorized shares of Common Stock reserved for issuance as required pursuant to the terms of this Agreement;
6.    There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be in progress, pending or, to Company’s knowledge threatened, by any person other than Purchaser or any Affiliate of Purchaser, that seek to enjoin or prohibit the transactions contemplated by this Agreement; and
7.    Any rights of first refusal, preemptive rights, rights of participation, or any similar right to participate in the transactions contemplated by this Agreement have been waived in writing.
D.    Closing. The “Closing” shall occur on the Effective Date, immediately when all conditions set forth in Section II.C have been fully satisfied; on such date, (a) Purchaser will purchase and make payment for 300 Series C Preferred Shares by payment to Company of $3,000,000.00 in cash, by wire transfer of immediately available funds to an account designated by Company; and (b) Company will deliver to Purchaser by reputable overnight courier, immediately upon receipt of the funds, a stock certificate representing the Series C Preferred Shares.
E.    Company Option. At any time within 3 Trading Days after the Registration Statement has been declared effective, Company may, in its sole discretion, deliver written notice to Purchaser of Company’s election to sell to Purchaser up to 300 additional Preferred Shares at $10,000.00 per Preferred Share. On the date specified by Company, subject to Approval having been obtained, the terms and conditions herein and the satisfaction of the conditions in Section II.C as of such date, (1) Purchaser will purchase and make payment for the specified number of additional Preferred Shares by payment to Company in cash, by wire transfer of immediately available funds to an account designated by Company, and (2) Company will deliver to Purchaser by reputable overnight courier, immediately upon receipt of the funds, a stock certificate representing the purchased Preferred Shares.
III.    Representations and Warranties.
A.    Representations Regarding Transaction. Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of each Closing:

1.    Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
2.    Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company other than the filing of the Certificate of Designations. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law. Neither Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.
3.    No Conflicts. The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Shares and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as could not have or reasonably be expected to result in a Material Adverse Effect.
4.    Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which could adversely affect or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.
5.    Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than the filing of the Certificate of Designations and required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.
6.    Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Company has reserved and will continue to reserve from its duly authorized capital stock sufficient shares of its Common Stock for issuance pursuant to the Transaction Documents.
7.    Disclosure; Non-Public Information. Company will file a current report on Form 8-K describing the material terms and conditions of this Agreement no later than 8:30 am Eastern on the Trading Day following the Effective Date. Notwithstanding any other provision, except with respect to information that must be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided Purchaser or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto. No information contained in the Disclosure Schedules constitutes material non-public information. There is no adverse material information regarding Company that has not been publicly disclosed prior to the Effective Date. Company understands and confirms that Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of Company. All disclosure provided to Purchaser regarding Company, its business and the transactions contemplated hereby, including without limitation the Disclosure Schedules, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
8.    No Integrated Offering, Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.
9.    Financial Condition. Based on the financial condition of Company and its projected operating and capital requirements, effective as of the Effective Date, the Company will require additional capital to carry on its business as now conducted and as proposed to be conducted. Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt. The Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any default with respect to any Indebtedness.
10.    Section 5 Compliance. No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.
11.    Investment Company. Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.
12.    No Bad Actor Disqualification. Neither Company, any predecessor of Company, any affiliate of Company, any director, executive officer, other officer of Company participating in the offering, or any beneficial owner of 20% or more of Company’s outstanding voting equity securities is subject to any bad actor disqualification as provided in Rule 506(d) of Regulation D.
B.    Representations Regarding Company. Except as set forth in any current or future Public Reports and attached exhibits, or under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of each Closing:
1.    Capitalization. The capitalization of Company is as described in Company’s most recently filed Public Report and Company has not issued any capital stock since such filing. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the Shares will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Purchaser, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in Section II.D.3 above, no further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.
2.    Subsidiaries. All of the direct and indirect subsidiaries of Company are set forth in the Public Reports or the corresponding section of the Disclosure Schedules. Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens. All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
3.    Public Reports; Financial Statements. Company has filed all required Public Reports for the one year preceding the Effective Date. As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
4.    Material Changes. Except as specifically disclosed in the Public Reports, (a) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. Company does not have pending before the Commission any request for confidential treatment of information.
5.    Litigation. There is no Action pending or, to the knowledge of the Company, threatened, which could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any Subsidiary, nor to the knowledge of Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the Commission involving Company or any current or former director or officer of Company.
6.    Labor Relations. No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which could reasonably be expected to result in a Material Adverse Effect.
7.    Compliance. Neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.
8.    Regulatory Permits. Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
9.    Title to Assets. Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which Company and each Subsidiary are in compliance.
10.    Patents and Trademarks. Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have could have a Material Adverse Effect (collectively, “Intellectual Property Rights”). Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.
11.    Insurance. Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Purchase Amount. To Company’s knowledge, such insurance contracts and policies are accurate and complete in all material respects. Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost that would constitute a Material Adverse Effect.
12.    Transactions With Affiliates and Employees. Except as set forth in the Public Reports, none of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of Company.
13.    Sarbanes-Oxley; Internal Accounting Controls. Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Closing. Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of Company’s disclosure controls and procedures based on their evaluations as of the evaluation date. Since such date, there have been no significant changes in Company’s internal accounting controls or its disclosure controls and procedures or, to Company’s knowledge, in other factors that could materially affect Company’s internal accounting controls or its disclosure controls and procedures.
14.    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Notwithstanding any other provision, Purchaser will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.
15.    Registration Rights. No Person has any right to cause Company to effect the registration under the Act of any securities of Company.
16.    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Public Reports, Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.
17.    Application of Takeover Protections. Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation Company’s issuance of the Shares and Purchaser’s ownership of the Shares.
18.    Tax Status. Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes). Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statute or local tax. None of Company’s tax returns is presently being audited by any taxing authority.
19.    Foreign Corrupt Practices. Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
20.    Accountants. Company’s accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm.
21.    No Disagreements with Accountants or Lawyers. There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.
22.    Acknowledgments Regarding Purchaser. Company’s decision to enter into this Agreement has been based solely on the independent evaluation of Company and its representatives, and Company acknowledges and agrees that:
a.    Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby;
b.    Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section III.C below; and
c.    Purchaser is not acting as a legal, financial, accounting or tax advisor to Company, or fiduciary of Company, or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby. Any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Purchaser’s purchase of the Shares.
C.    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of each Closing as follows:
1.    Organization; Authority. Purchaser is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser. Each Transaction Document, to which it is a party has been, or will be, duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.
2.    Purchaser Status. At the time Purchaser was offered the Shares, it was, and at the Effective Date it is: (a) an “accredited investor” as defined in Rule 501(a) under the Act; (b) not a registered broker-dealer, member of FINRA, or an affiliate thereof; and (c) not a U.S. Person, and is not acquiring the Shares for the account or benefit of any U.S. Person. Purchaser will not to engage in hedging transactions with regard to the Shares unless in compliance with the Act, and will resell the Shares only pursuant to registration under the Act or an available exemption therefrom.
3.    Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.
4.    Ownership. Purchaser is acquiring the Preferred Shares as principal for its own account, in the ordinary course of its business.
5.    No Short Sales. Purchaser (a) does not hold any short position in, (b) has not engaged in any Short Sales of, and (c) has not participated in any hedging transactions involving, the Common Stock prior to the Effective Date.
IV.    Securities and Other Provisions.
A.    Purchaser Due Diligence. Purchaser will have the right and opportunity to conduct customary due diligence with respect to any Registration Statement or Prospectus in which the name of Purchaser or any Affiliate of Purchaser appears.
B.    Furnishing of Information. As long as Purchaser owns any Shares, Company covenants to timely file, or obtain extensions in respect thereof and file within the applicable grace period, all reports required to be filed by Company after the Effective Date pursuant to the Exchange Act or the alternative reporting guidelines of OTC Markets Group, Inc. or its successor. As long as Purchaser owns any Shares, if Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Shares under Rule 144. Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Act within the limitation of the exemptions provided by Rule 144.
C.    Integration. Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Shares in a manner that would be integrated with the offer or sale of the Shares to Purchaser for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
D.    Disclosure and Publicity. Company will notify Purchaser prior to issuing any current report, press release, public statement or communication with respect to the transactions contemplated hereby.
E.    Shareholders Rights Plan. No claim will be made or enforced by Company or, to the knowledge of Company, any other Person that Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between Company and Purchaser. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
F.    No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Purchaser or its agents or counsel with any information that Company believes or reasonably should believe constitutes material non-public information. On and after the Effective Date, neither Purchaser nor any Affiliate of Purchaser will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-

public information regarding Company. Company understands and confirms that Purchaser will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.
G.    Indemnification of Purchaser.
1.    Obligation to Indemnify. Subject to the provisions of this Section IV.G, Company will indemnify and hold Purchaser, its Affiliates, and each of their directors, officers, shareholders, partners, employees, agents and attorneys, and any person who controls Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Purchaser Parties” and each a “Purchaser Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Purchaser Party, or any of them or their respective Affiliates, by any stockholder of Company who is not an Affiliate of a Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents, (c) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Prospectus Supplement, or any filing or public statement made by Company, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (d) any Purchaser Party becoming involved in any capacity in any proceeding by or against any Person who is a stockholder of Company, as a result of Purchaser’s acquisition of the Shares under this Agreement; provided, however, that Company shall not be obligated to indemnify any Purchaser Party for any Losses finally adjudicated to be caused solely by a false statement of material fact contained within written information provided by such Purchaser Party expressly for the purpose of including it in the applicable Registration Statement.
2.    Procedure for Indemnification. If any action will be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Purchaser Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of Purchaser Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Purchaser Parties such that it would be inappropriate for one counsel to represent Company and Purchaser Parties. Company will not be liable to Purchaser Parties under this Agreement (i) for any settlement by a Purchaser Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents. In no event shall the Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus local counsel as applicable) to represent all Purchaser Parties.
3.    Other than the liability of Purchaser to Company for uncured material breach of the express provisions of this Agreement, no Purchaser Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Shares under this Agreement.
H.    Reservation of Shares. Company shall at all times maintain a reserve from its duly authorized Common Stock for issuance pursuant to the Transaction Documents authorized shares of Common Stock in an amount equal to thrice the number of shares sufficient to immediately issue all shares of Common Stock potentially issuable upon any conversion of the Preferred Shares at such time.
I.    Activity Restrictions. For so long as Purchaser or any of its Affiliates holds any Shares, neither Purchaser nor any Affiliate will: (i) vote any shares of Common Stock owned or controlled by it, sign or solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) causing a class of securities of Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.
J.    No Shorting. For so long as Purchaser holds any Shares, Purchaser will not engage in or effect, directly or indirectly, any Short Sale of Company’s stock.
K.    Stockholder Vote. Company will use its best efforts to obtain shareholder approval of this Agreement in accordance with the requirements of NASDAQ Listing Rule 5635(d) or a waiver from NASDAQ of Listing Rule 5635(d) within 90 days after the Effective Date (“Approval”).
L.    NASDAQ Listing. On September 19, 2013, Company received notice from The NASDAQ Stock Market that, because the closing bid price for the Common Stock fell below $1.00 per share for 30 consecutive business days, Company did not comply with the minimum bid price requirement for continued listing on the Nasdaq Global Market. Company will take all actions necessary to regain compliance with the minimum bid price requirement and remain listed on the Nasdaq Global Market or the Nasdaq Capital Market.
M.    Stock Splits. If Company at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a greater or lesser number of shares, the share numbers and prices set forth in this Agreement, as in effect immediately prior to such subdivision or combination, will be proportionately reduced or increased, as applicable, effective at the close of business on the date the subdivision or combination becomes effective.
N.    Registration Statement. Company will file with the Commission a Registration Statement on Form S-1 (or, if the Company is then eligible, on Form S-3) permitting the resale of all Shares as soon as possible after the Effective Date, and will use its best efforts to cause such Registration Statement to be declared effective under the Act as promptly as is practicable, and to remain effective until all Shares have been resold by Purchaser, as set forth in the Registration Rights Agreement entered into concurrently herewith.
O.    Restrictive Legend. The Shares have not been registered under the Act and may not be resold in the United States unless registered or an exemption from registration is available. Company is required to refuse to register any transfer of the Shares not made pursuant to registration under the Act or an available exemption from registration. Upon the issuance thereof, and only until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S.

PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.
Share certificates shall be issued without such legend or at Purchaser’s option issue electronic delivery at the applicable balance account at DTC, if either (i) the Shares are registered for resale under the Act, (ii) Purchaser provides Company with an opinion of counsel to the effect that sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Act, or (iii) the Shares can be sold, assigned or transferred pursuant to Rule 144.
V.    General Provisions.
A.    Notice. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.
B.    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
C.    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section IV.J.
D.    Fees and Expenses. Company has paid a flat rate documentation fee to Purchaser’s counsel incurred in connection with drafting this Agreement and the other Transaction Documents. Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Purchaser’s counsel solely represents Purchaser, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties levied in connection with the sale of the Shares, if any.
E.    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.
F.    Replacement of Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.
G.    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which shall be governed by the Delaware General Corporation Law. The parties hereby waive all rights to a trial by jury. If either party will commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.
H.    Arbitration. Any dispute, controversy, claim or action of any kind arising out of or relating to this Agreement, or in any way involving Company and Purchaser or their respective Affiliates, will be resolved by final and binding arbitration before a retired judge at JAMS (www.jamsadr.com), or its successor, in Santa Monica, California, pursuant to its most expedited and Streamlined Arbitration Rules and Procedures. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses.
I.    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and Company will be entitled to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.
J.    Payment Set Aside. To the extent that Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
K.    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof
L.    Time of the Essence. Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.
M.    Survival. The representations and warranties contained herein will survive the Closing and the delivery of the Shares until all Preferred Shares issued to Purchaser or any Affiliate have been converted or redeemed.
N.    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in any Transaction Document are to U.S. dollars.
O.    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
P.    Entire Agreement. This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

Company:

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Kong H. Lee
Name:	Kong H. Lee
Title:	Chief Executive Officer

Purchaser:

IRONRIDGE TECHNOLOGY CO.,
a division of IRONRIDGE GLOBAL IV, LTD.

By:	/s/ David Sims
Name:	David Sims
Title:	Director

Exhibit 1
Glossary of Defined Terms

“Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
“Action” has the meaning set forth in Section III.A.4.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.
“Agreement” means this Stock Purchase Agreement .
“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit 2.
“Closing” has the meaning set forth in Section II.D.
“Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m. Eastern time, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).
“Commission” means the U.S. Securities and Exchange Commission.
“Common Shares” includes the Shares of Common Stock issuable upon conversion of the Preferred Shares.
“Common Stock” means the Common Stock of Company and any replacement or substitute thereof, or any share capital into which such Common Stock will have been changed or any share capital resulting from a reclassification of such Common Stock.
“Company” has the meaning set forth in the first paragraph of the Agreement.
“Disclosure Schedules” means the disclosure schedules of Company delivered concurrently herewith. The Disclosure Schedules will contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.
“DWAC Shares” means all Shares or other shares of Common Stock issued or issuable to Purchaser or any Affiliate, successor or assign of Purchaser pursuant to any of the Transaction Documents, all of which will be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as Exhibit 3.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
“Effective Date” has the meaning set forth in the first paragraph of the Agreement.
“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.
“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.
“Intellectual Property Rights” has the meaning set forth in Section III.B.10.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, or (b) the results of operations, assets, business, or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the Public Reports prior to the Effective Date, or (c) a Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
“Material Permits” has the meaning set forth in Section III.B.8.
“Officer’s Closing Certificate” means a certificate executed by an authorized officer of Company, in the form attached as Exhibit 5.
“Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit 4.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.
“Preferred Shares” means shares of Series C Preferred Stock, $.0001 par value to be issued to Purchaser pursuant to this Agreement.
“Prospectus” means the final prospectus filed for the Registration Statement.
“Public Reports” includes all reports required to be filed by Company under the Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date and thereafter.
“Purchase Amount” has the meaning set forth in Section II.A.1.
“Purchaser” has the meaning set forth in the first paragraph of the Agreement.
“Registration Statement” means a then valid, current and effective Registration Statement on Form S-1 (or, if the Company is then eligible, on Form S-3), registering the Common Shares for resale, including the prospectus therein, amendments and supplements to such Registration Statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, and any information contained or incorporated by reference in a prospectus filed with the Commission in connection with the Registration Statement, to the extent such information is deemed under the Act to be part of any registration statement.
“Regulation D” means under the Securities Act and the rules promulgated by the Commission thereunder.
“Secretary’s Certificate” means a certificate, the form of which is attached as Exhibit 6, signed by the secretary of Company.
“Shares” include the Preferred Shares and the Common Shares.
“Short Sale” means a “short sale” as defined in Rule 200 of Regulation SHO of the Exchange Act.
“Subsidiary” means any Person Company owns or controls, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).
“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it will not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.
“Trading Market” means NASDAQ or whatever is at the time the principal U.S. trading exchange or market for the Common Stock, excluding OTC Pink Limited Information or below. All Trading Market data shall be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.
“Transaction Documents” means this Agreement, the other agreements, certificates and documents referenced herein or the form of which is attached hereto, and the exhibits, schedules and appendices hereto and thereto.
“Transfer Agent” means the Company’s current transfer agent, or any successor transfer agent for the Common Stock.

Exhibit 2
Form of Certificate of Designations

ASCENT SOLAR TECHNOLOGIES, INC.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C PREFERRED STOCK

The undersigned, Lee Kong Hian (aka Victor Lee), hereby certifies that:
1.    They he is the Chief Executive Officer of Ascent Solar Technologies, Inc., a Delaware corporation (the “Corporation”).
2.    The Corporation is authorized to issue 25,000,000 shares of preferred stock, of which 750,000 are currently designated as Series A Preferred Stock, 2,000 are currently designated as Series B-1 Preferred Stock, and 1,000 are currently designated as Series B-2 Preferred Stock.
3.    The following resolutions were duly adopted by the Board of Directors:
WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 25,000,000 shares, $0.0001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;
WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any Series and the designation thereof, of any of them;
WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series C Preferred Stock, which will consist of up to 1,000 shares of the Preferred Stock which the Corporation has the authority to issue, as follows:
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:
I.    Terms of Preferred Stock.
A.    Designation and Amount. The series of Preferred Stock are hereby designated as the Corporation’s Series C Preferred Stock, par value of $0.0001 per share (the “Series C Preferred Stock”), the number of shares of which so designated are 1,000 shares of Series C Preferred Stock; which Series C Preferred Stock will not be subject to increase without any consent of the holders of the Series C Preferred Stock (each a “Holder” and collectively, the “Holders”) that may be required by applicable law.
B.    Ranking and Voting.
1.    Ranking. The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends with the Corporation’s Common Stock

(“Common Stock”); (b) pari passu with respect to rights of liquidation with the Common Stock; (c) pari passu with respect to dividends and right of liquidation with the Corporation’s Series A Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock; and (d) junior to all existing and future indebtedness of the Corporation. Without the prior written consent of the Holders of a majority of the outstanding Series C Preferred Stock (voting separately as a single class), the Corporation may not issue any Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, or other Preferred Stock that is senior to the Series C Preferred Stock in right of dividends or liquidation until 3 months after the earlier of (i) a registration statement is effective and available for the issuance of all Conversion Shares, or (ii) Securities Act Rule 144 is available for the immediate unrestricted resale of all Conversion Shares underlying the Series C Preferred Stock.
2.    Voting. Except as required by applicable law or as set forth herein, the holders of shares of Series C Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.
C.    Dividends.
1.    Commencing on the date of the issuance of any such shares of Series C Preferred Stock (each respectively an “Issuance Date”), each outstanding share of Series C Preferred Stock will accrue cumulative dividends (“Dividends”), at a rate equal to 5.75% per annum, subject to adjustment as provided herein (“Dividend Rate”), of the Face Value. Dividends will be payable with respect to any shares of Series C Preferred Stock upon any of the following: (a) upon redemption of such shares in accordance with Section I.F; (b) upon conversion of such shares in accordance with Section I.G; and (c) when, as and if otherwise declared by the board of directors of the Corporation. Any calculation of the amount of such Dividends accrued and payable pursuant to the provisions of this Section I.C. will be made based on a 365-day year, compounded annually.
2.    Dividends, as well as any applicable Embedded Dividend Liability payable hereunder, are payable at the Corporation’s election, (a) in cash, or (b) in shares of Common Stock valued at 92.0% of the volume weighted average price of the Common Stock for the applicable Equity Conditions Measuring Period, not to exceed 92.0% of the Closing Price on any of the Trading Days during the Equity Conditions Measuring Period.
3.    So long as any shares of Series C Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock. The Common Stock will not be redeemed while the Series C Preferred Stock is outstanding.
D.    Protective Provision. So long as any shares of Series C Preferred Stock are outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of the shares of the Series C Preferred Stock then outstanding (voting separately as one class), (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series C Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series C Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (vi) enter into any agreement with respect to the foregoing.
1.    A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.
2.    The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section I.D.1 unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Section I.E.
E.    Liquidation.
1.    Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, pari passu with any distribution or payment made to the holders of Series B-2 Preferred Stock, Series B-1 Preferred Stock. Series A Preferred Stock and Common Stock by reason of their ownership thereof, the Holders of Series C Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series C Preferred Stock equal to $10,000.00 (“Face Value”), plus any accrued but unpaid Dividends thereon (collectively with the Face Value, the “Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series C Preferred Stock are not paid in full, the holders of shares of Series C Preferred Stock will share equally and ratably with the holders of shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series A Preferred Stock and Common Stock in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.
2.    If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
F.    Redemption.
1.    Corporation’s Redemption Option. Upon or after 5 years after the Issuance Date (“Dividend Maturity Date”), the Corporation will have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series C Preferred Stock, at a price per share equal to 100% of the Liquidation Value.
2.    Early Redemption. Prior to redemption pursuant to Section I.F.1 hereof, the Corporation will have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series C Preferred Stock at any time or times after the Issuance Date of such Series C Preferred Stock, at a price per share (the “Early Redemption Price”) equal to the sum of the following: (a) the Face Value, plus (b) the Embedded Dividend Liability for the applicable redemption or conversion, less (c) any Dividends that have been paid.
3.    Credit Risk Adjustment. Notwithstanding any other provision, the Dividend Rate shall adjust upward by an amount equal to the Credit Spread Adjustment for each amount, if any, equal to the Adjustment Factor, or any portion thereof that the Measuring Metric falls below the Minimum Triggering Level; provided, however, that in no event shall the Dividend Rate be above the Maximum Rate. The Dividend Rate shall adjust downward by an amount equal to the Credit Spread Adjustment for each amount, if any, equal to the Adjustment Factor that the Measuring Metric rises above the Maximum Triggering Level; provided, however, that in no event shall the Dividend Rate be below the Minimum Rate. The adjusted Dividend Rate for each Series C Liquidation Amount, Embedded Dividend Liability, Early Redemption Price, or Dividend, as applicable, shall be determined based upon the volume weighted average price of the Common Stock for the applicable Equity Conditions Measuring Period, not to exceed the Closing Price on any of the Trading Days during the Equity Conditions Measuring Period

4.    Mandatory Redemption. If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation will redeem the Series C Preferred Stock, at the Early Redemption Price set forth in Section I.F.2 if the event is prior to the five-year anniversary of the Issuance Date, or the Liquidation Value if the event is on or after the five-year anniversary of the Issuance Date.
5.    Mechanics of Redemption. If the Corporation elects to redeem any of the Holders’ Series C Preferred Stock then outstanding, it will deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder, which Notice of Redemption at Option of Corporation will indicate (a) the number of shares of Series C Preferred Stock that the Corporation is electing to redeem and (b) the applicable Early Redemption Price or Liquidation Value.
6.    Payment of Redemption Price. Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder will promptly submit to the Corporation such Holder’s Series C Preferred Stock certificates. Upon receipt of such Holder’s Series C Preferred Stock certificates, the Corporation will pay the Early Redemption Price or Liquidation Value, as applicable, to such Holder in cash.
G.    Conversion.
1.    Mechanics of Conversion.
a.    Subject to the terms and conditions hereof, one or more of the Series C Preferred Stock may be converted, in part or in whole, into shares of Common Stock, at any time or times after the Issuance Date, at the option of Holder or the Corporation, by (i) if at the option of Holder, delivery of one or more written notices to the Corporation (each, a “Holder Conversion Notice”), of the Holder’s election to convert the Series C Preferred Stock, or of additional shares of Common Stock then due with regard to a prior conversion, and stating the number of shares to which Holder is then entitled, or (ii) if at the option of the Corporation, if the Equity Conditions are met, delivery of written notice to Holder (each, a “Corporation Conversion Notice” and, with the Holder Conversion Notice, each a “Conversion Notice”), of the Corporation’s election to convert the Series C Preferred Stock. On the same Trading Day on which the Corporation has received the Holder Conversion Notice or issued the Corporation Conversion Notice (as the case may be) by 11:59 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, (each, a “Notice Date”),, the Corporation shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice or issuance of the Corporation Conversion Notice to the Holder and the Corporation’s transfer agent (the “Transfer Agent”) and shall either (a) only if Corporation is not approved through The Depository Trust Corporation (DTC), issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice a certificate bearing no restrictive legend, registered in the name of Holder or its designee, for the number of Conversion Shares to which Holder is then entitled as set forth in the Conversion Notice, or (b) provided the Corporation is approved through DTC, authorize the credit by the Transfer Agent of such aggregate number of Conversion Shares to which Holder is then entitled, as set forth in the Conversion Notice, to Holder’s or its designee’s balance account with the DTC Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.
b.    If the Corporation shall fail, for any reason, to issue or cause to be issued to the Holder within 3 Trading Days after receipt of the applicable Conversion Notice, the number of Conversion Shares to which the Holder is entitled as stated in the Conversion Notice, then, in addition to all other remedies available to the Holder, the Corporation shall pay in cash to the Holder on each day after such 3rd Trading Day that the issuance of such Conversion Shares is not timely effected an amount equal to 2% of the product of (i) the aggregate number of Conversion Shares not issued to the Holder on a timely basis and to which the Holder is entitled and (ii) the highest Closing Price of the Common Stock between the date on which the Corporation should have issued such shares to the Holder and the actual date of receipt by Holder.
c.    The requirements of this Section I.G are an independent covenant, and any breach or alleged breach of any provision of any agreement by any party shall not excuse fully and timely performance of Company’s obligations under this section.

d.    No fractional shares of Common Stock are to be issued upon conversion of Series C Preferred Stock, but rather the Corporation shall issue to Holder scrip or warrants in registered form (certificated or uncertificated) which shall entitle Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.
e.    The Holder shall not be required to deliver the original certificates for the Series C Preferred Stock in order to effect a conversion hereunder.
f.    The Corporation shall pay any and all taxes which may be payable with respect to the issuance and delivery of any Conversion Shares.
2.    Holder Conversion. In the event of a conversion of any Series C Preferred Stock pursuant to an Holder Conversion Notice, the Corporation shall (a) satisfy the Embedded Dividend Liability as provided in Section I.C.2, and (b) issue to the Holder of such Series C Preferred Stock a number of Conversion Shares equal to (i) the Face Value multiplied by (ii) the number of such Series C Preferred Stock subject to the Holder Conversion Notice divided by (iii) the applicable Conversion Price with respect to such Series C Preferred Stock.
3.    Corporation Conversion. The Corporation shall have the right to send the Holder a Corporation Conversion Notice in the event that (x) the Closing Price of the Common Stock exceeds 200% of the Series C Conversion Price for any 20 consecutive Trading Days and (y) the Equity Conditions are met as of the time such Company Conversion Notice is given. Upon any conversion of any Series C Preferred Stock pursuant to a Corporation Conversion Notice, the Corporation shall (a) satisfy the Embedded Dividend Liability as provided in Section I.C.2, and (b) issue to the Holder of such Series C Preferred Stock a number of Conversion Shares equal to (i) the Face Value multiplied by (ii) the number of such Series C Preferred Stock subject to the Holder Conversion Notice divided by (iii) the applicable Conversion Price with respect to such Series C Preferred Stock.
4.    Stock Splits. If the Corporation at any time on or after the filing of this Certificate of Designations subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level, and other share based metrics in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock issuable will be proportionately increased. If the Corporation at any time on or after such Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level, and other share based metrics in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.
5.    Rights. In addition to any adjustments pursuant to Section I.G.4, if at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of all Preferred Stock held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
6.    Definitions. For purposes of this Section I.G, the following terms shall have the following meanings:
a.“Adjustment Factor” means $0.05 per share of Common Stock.
b.“Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., Eastern time, or, if the

Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).
c.“Conversion Price” means a price per share of Common Stock equal to $1.15 per share of Common Stock, subject to adjustment as otherwise provided herein.
d.“Conversion Shares” means shares of Common Stock issuable upon conversion of Series C Preferred Stock.
e.“Credit Spread Adjustment” means 98.880 basis points.
f.“Embedded Dividend Liability” for each share of Series C Preferred Stock means the Face Value, multiplied by the product of (i) the applicable Dividend Rate, and (ii) the number of whole years between the Issuance Date and the Dividend Maturity Date.
g.“Equity Conditions” means (i) on each day during the period beginning 30 days prior to the applicable Notice Date or other date of determination and ending 30 days after later of such date or when all applicable Conversion Shares have actually been received into Holder’s designated brokerage account in electronic form and fully cleared for trading (the “Equity Conditions Measuring Period”), the Common Stock (A) is not under chill or freeze from The Depository Trust Company, (B) is designated for quotation on the Trading Market and shall not have been suspended from trading on such exchange or market, and (C) delisting or suspension by the Trading Market has not been threatened or pending either in writing by such exchange or market or by falling below the then effective minimum listing maintenance requirements of such exchange or market, other than solely minimum bid price; (ii) during the Equity Conditions Measuring Period, the Corporation shall have delivered Conversion Shares upon all conversions or redemptions of the Series C Preferred Stock in accordance with their terms to the Holder on a timely basis; (iii) the Corporation shall have no knowledge of any fact that would cause both of the following (1) a registration statement not to be effective and available for the issuance of the Conversion Shares; and (2) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of the Conversion Shares, or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares underlying the Series C Preferred Stock; (iv) all shares of Common Stock to which Holder is entitled have been timely received into Holder’s designated account in electronic form fully cleared for trading; and (v) the Corporation otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document.
h.“Measuring Metric” means the volume weighted average price of the Common Stock on any Trading Day following the Issuance Date of the Series C Preferred Stock.
i.“Maximum Rate” means 18.0% per annum.
j.“Maximum Triggering Level” means $1.30 per share of Common Stock.
k.“Minimum Rate” means 3.0% per annum.
l.“Minimum Triggering Level” means $1.00 per share of Common Stock.
m.“Trading Day” means any day on which the Common Stock is traded on the Trading Market.
n.“Trading Market” means NASDAQ or whatever is at the time the principal U.S. trading exchange or market for the Common Stock, excluding OTC Pink Limited Information or below. All Trading Market data shall be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.
7.    Issuance Limitations. Notwithstanding any other provision of this Certificate of Designations, at no time may the Corporation issue shares of Common Stock pursuant to this Certificate of Designations if the number of shares of Common Stock to be issued, (1) when aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by Holder, would result in Holder owning, on the date of such proposed issuance, more than 9.99% of all Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; or (2) with respect to Series C Preferred Stock if, when aggregated with all prior issuances of Common Stock pursuant to this Certificate of Designations, would equal more than 19.99% of outstanding Common Stock outstanding prior to the issuance of any Corporation securities pursuant to this Certificate of Designations, unless (a) the Corporation’s stockholders shall have approved the issuance of Common Stock in excess of such 19.99% limit in accordance with NASDAQ Listing Rule 5635(d) or (b) NASDAQ has provided a waiver of NASDAQ Listing Rule 5635(d) (“Approval”).
H.    Stock Register. The Corporation will keep at its principal office, or at the offices of the transfer agent, a register of the Series C Preferred Stock, which shall be prima facie indicia of ownership of all outstanding shares of Series C Preferred Stock. Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, will execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.
II.    Miscellaneous.
A.    Notices. Any and all notices to the Corporation will be addressed to the Corporation’s Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by electronic mail or facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section II.A prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.
B.    Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
C.    Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series C Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.
IN WITNESS WHEREOF, the undersigned have executed this Certificate this 31st day of March 2014.

By:	/s/ Kong H. Lee
Name:	Kong H. Lee
Title:	Chief Executive Officer

Exhibit 3

Form of Transfer Agent Instructions
[Letterhead of Ascent Solar Technologies, Inc.]

April 1, 2014

Computershare Investor Services, LLC
250 Royall Street
Canton, MA 60602

Re:    Ascent Solar Technologies, Inc.

Ladies and Gentlemen:

In accordance with the Stock Purchase Agreement (“Agreement”), dated April 1, 2014, by and between Ascent Solar Technologies, Inc., a Delaware corporation (“Company”), and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), pursuant to which Company may reserve, issue and deliver shares (“Shares”) of Company’s Common Stock (“Common Stock”) upon conversion of shares of Series C Preferred Stock, this will serve as our irrevocable, absolute and unconditional instruction, authorization and direction to you to (a) immediately reserve 18,000,000 Shares for issuance to Purchaser, (b) upon receipt of written notice from Purchaser, reserve any additional Shares requested to be reserved pursuant to the terms of the Agreement, and (c) in the event the Company or the Purchaser issues a Conversion Notice, issue the Shares requested. Capitalized terms used herein without definition will have the respective meanings ascribed to them in the Agreement.

Upon your receipt of a copy of a Conversion Notice, you will use your best efforts to, within one Trading Day following the date of receipt of the notice, either (a) if Company is not approved through DTC, issue and surrender to a common carrier for overnight delivery to the address as specified in the notice of exercise a certificate bearing no restrictive legend, registered in the name of the Purchaser or its designee, for the number of Shares to which the Purchaser is entitled upon conversion of as set forth in the notice, or (b) issue pursuant to The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, and credit such aggregate number of Shares to which the Purchaser is entitled to the Purchaser’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian (DWAC) system, and notify Purchaser to cause its bank or broker to post the DWAC transaction.

Company hereby confirms that the Shares should not be subject to any stop-transfer restrictions and will otherwise be freely transferable on the books and records of Company. If the Shares are certificated, the certificates will not bear any legend restricting transfer of the Shares represented thereby.

Company hereby confirms that no instructions other than as contemplated herein will be given to you by Company with respect to the Shares. Company hereby agrees that it will not replace you as Company’s transfer agent, until such time as Company provides written notice to you and Purchaser that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of this letter agreement regarding Irrevocable Transfer Agent Instructions (this “Agreement”).

Company and you hereby acknowledge and confirm that complying with the terms of this Agreement does not and will not prohibit you from satisfying any and all fiduciary responsibilities and duties you may owe to Company.

Company must keep its bill current with you. If Company is not current and is on suspension, the Purchaser will have the right to pay Company’s outstanding bill, in order for you to act upon this Agreement. If the outstanding bill is not paid by Company or the Purchaser, you have no further obligation under this Agreement.

The above instructions cannot be revoked, cancelled or modified without prior written approval of Purchaser.

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

ASCENT SOLAR TECHNOLOGIES, INC.

By:
Name:	William M. Gregorak
Title:	Chief Financial Officer

Exhibit 4

Form of Legal Opinion

1.    The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.    The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, to sell and issue the Shares under the Purchase Agreement and to issue the Common Stock issuable upon conversion of the Shares pursuant to the Certificate of Designations (the “Conversion Shares”).
3.    The Shares have been duly authorized by the Company, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. The Conversion Shares issuable upon conversion of the Shares have been duly authorized and reserved for issuance, and upon issuance and delivery upon conversion thereof in accordance with the terms of the Certificate of Designations, will be validly issued, outstanding, fully paid and nonassessable. The rights, preferences and privileges of the Shares are as stated in the Certificate of Designation. Such issuance of the Shares and the Conversion Shares will not be subject to any statutory or, to our knowledge, contractual preemptive rights of any stockholder of the Company.
4.    The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company.
5.    Each Transaction Document constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.
6.    The execution and delivery of the Transaction Documents by the Company does not, and the Company’s performance of its obligations thereunder will not (a) violate the Certificate of Incorporation or the Bylaws, each as in effect on the date hereof, (b) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to the Company or its properties or assets (except to the extent such violation would not have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of any material obligation under the Transaction Documents), or (c) to our knowledge, require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority, except (i) as have been, or will be prior to the Closing, duly obtained or made, (ii) the filing of a Form D pursuant to Securities and Exchange Commission Regulation D, (iii) any filings which may be required under applicable federal securities, state securities or blue sky laws, (iv) the filing and effectiveness of the Registration Statement, or (v) to the extent failure to be so obtained or made would not have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or its ability to consummate the transactions contemplated under the Transaction Documents.
7.    To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

8.    The Company is not, and immediately after the consummation of the transactions contemplated by the Transaction Documents will not be, an investment company within the meaning of Investment Company Act of 1940, as amended.

Exhibit 5
Form of Officer’s Closing Certificate

ASCENT SOLAR TECHNOLOGIES, INC.
April 1, 2014
The undersigned hereby certifies that:
The undersigned is the duly appointed Chief Executive Officer of Ascent Solar Technologies, Inc., a Delaware corporation (“Company”).
This Officer’s Closing Certificate (“Certificate”) is being delivered to Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), by Company, to fulfill the requirement under the Stock Purchase Agreement, dated as of April 1, 2014, between Purchaser and Company (“Agreement”). Terms used and not defined in this Certificate have the meanings set forth in the Agreement.
The representations and warranties of Company set forth in the Agreement are true and correct in all material respects as if made on the above date (except for any representations and warranties that are expressly made as of a particular date, in which case such representations and warranties will be true and correct as of such particular date), and no default has occurred under the Agreement, or any other agreement with Purchaser or any Affiliate of Purchaser.
Company is not, and will not be as a result of the applicable Closing, in default of the Agreement, any other agreement with Purchaser or any Affiliate of Purchaser.
All of the conditions to the Closing required to be satisfied by Company prior to such Closing have been satisfied in their entirety.
IN WITNESS WHEREOF, the undersigned has executed this Officer’s Closing Certificate as of the date set forth above.

Signed
Name:	Kong H. Lee
Title:	Chief Executive Officer

Exhibit 6
Form of Secretary’s Certificate

April 1, 2014
The undersigned hereby certifies that:
The undersigned is the duly appointed Secretary of Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”).
This Secretary’s Certificate (“Certificate”) is being delivered to Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), by Company, to fulfill the requirement under the Stock Purchase Agreement, dated as of April 1, 2014, between Purchaser and Company (“Agreement”). Terms used and not defined in this Certificate have the meanings set forth in the Agreement.
Attached hereto as Exhibit “A” is a true, correct and complete copy of the Certificate of Incorporation of Company, as in effect on the Effective Date.
Attached hereto as Exhibit “B” is a true, correct and complete copy of the Bylaws of Company, as in effect on the Effective Date.
Attached hereto as Exhibit “C” is a true, correct and complete copy of the resolutions of the Board of Directors of Company authorizing the Agreement, the Transaction Documents, and the transactions contemplated thereby. Such resolutions have not been amended or rescinded and remain in full force and effect as of the date hereof.
IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date set forth above.

Signed:
Name:	William M. Gregorak
Title:	Secretary

Exhibit 7
Form of Voting Agreement

VOTING AGREEMENT
VOTING AGREEMENT, dated March 31, 2014 (this “Agreement”), among TFG Radiant Investment Group Ltd., a British Virgin Islands business company (the “Stockholder”) and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (the “Purchaser”).
WHEREAS, concurrently herewith, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and the Investor are entering into a Stock Purchase Agreement (the “Stock Purchase Agreement”) (capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Investor will acquire 300 to 600 shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Shares”) and enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with Investor governing the registration of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), issuable upon the conversion of or otherwise in connection with or related to the Series C Preferred Shares (the “Underlying Shares”). The transactions contemplated by the Stock Purchase Agreement and the Registration Rights Agreement are sometimes referred to as the “Transactions”);
WHEREAS, the Stockholder beneficially owns 16,032,842 Common Shares (the “Owned Shares”; all such Owned Shares and, together with any Common Shares of which the Stockholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether by purchase or upon exercise of options, warrants, conversion of other convertible securities or otherwise, are collectively referred to herein as the “Covered Shares”); and
WHEREAS, the Stockholder acknowledge that the Investor is entering into the Stock Purchase Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Stock Purchase Agreement if the Stockholder did not enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:
1. Agreement to Vote.
(a) Prior to termination of this Agreement, the Stockholder hereby absolutely, unconditionally and irrevocably agrees that it shall, and shall cause any other holder of record of any Covered Shares to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in any action by written consent of the stockholders of the Company:
(i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum; and
(ii) vote (or cause to be voted) in person or by proxy all Covered Shares (A) in favor of the approval of (y) the Transactions and the issuance of the Series C Preferred Shares to Investor; and (z) the

issuance of the Underlying Shares in accordance with the Certificate of Designations, and (B) against any proposal, action or transaction involving the Company, which proposal, action or transaction would impede, frustrate, prevent or materially delay the consummation of the Transactions, including the sale and issuance of Series C Preferred Shares or the issuance of the Underlying Shares in accordance with the Certificate of Designation.
(b) Except as set forth in clause (a) of this Section 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company.
2. Termination. This Agreement shall terminate only upon the date on which the Approval is obtained.
3. Representations and Warranties.
(a) Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to the Stockholder as follows:
(i) Organization and Authority. Investor is a business company duly formed and validly existing under the laws of the British Virgin Islands and has all necessary corporate or similar power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all requisite corporate or similar action on the part of Investor. This Agreement has been duly executed and delivered by the Investor, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms.
(ii) Consents; No Conflicts. Except for the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder (the “Exchange Act”), the execution, delivery and performance by the Investor of this Agreement do not and will not (A) require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority, (B) violate, conflict with or result in the breach of any provision of the organizational documents of the Investor, (C) conflict with or violate any law or governmental order applicable to the Investor or its assets, properties or businesses or (D) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Investor is a party, except, in the case of clauses (C) and (D), as would not materially and adversely affect the ability of the Investor to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.
(b) Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Investor as follows:
(i) Ownership of Securities. As of the date of this Agreement, the Stockholder is the record and/or beneficial owner of, and has sole voting power and sole power of disposition with respect to the Owned Shares free and clear of liens, proxies, powers of attorney, voting trusts or agreements (other than any Lien or proxy created by this Agreement or pursuant to any pledge in existence as of the date hereof, which would not materially and adversely affect the ability of the Stockholder to carry out the Stockholder’s obligations under, and to consummate the transactions contemplated by, this Agreement). As used in this Agreement, the terms “beneficial owner”, “beneficial ownership”, “beneficially owns” or “owns beneficially”, with respect to any securities, refer to the beneficial ownership of such securities as determined under Rule 13d-3(a) of the Exchange Act.

(ii) Organization and Authority. Stockholder is a corporation duly incorporated and validly existing under the laws of the British Virgin Islands and has all necessary corporate power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Stockholder. This Agreement has been duly executed and delivered by the Stockholder, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms.
(iii) Consents; No Conflicts. Except for the applicable requirements of the Exchange Act, the execution, delivery and performance by the Stockholder of this Agreement do not and will not (A) conflict with or violate its organizational documents, (B) require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority, (C) conflict with or violate any law or governmental order applicable to the Stockholder or the Stockholder’s assets, properties or businesses or (D) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Stockholder is a party, except, in the case of clauses (C) and (D), as would not materially and adversely affect the ability of the Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.
4. No Restriction on Transfer. For the avoidance of doubt, the Stockholder may transfer Owned Shares from time to time during the term of this Agreement only if the transferee first agrees in writing to be bound by the terms of this Agreement and vote all shares of Company beneficially owned or controlled by the transferee in accordance with Section 1 hereof.
5. Further Assurances. From time to time, at another party’s request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.
6. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
8. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.
9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court, in each case sitting in City of Wilmington, New Castle County. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court, in each case sitting in City of Wilmington, New Castle County, for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement may not be enforced in or by any of the above-named courts.
11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.
12. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

TFG RADIANT INVESTMENT GROUP LTD.

By:
Name:
Title:

IRONRIDGE TECHNOLOGY CO., a division of IRONRIDGE GLOBAL IV, LTD.

By:
	Name:	David Sims
	Title:	Director